                                                           EXHIBIT 4.1

DARSHAN EQUITY INVESTMENT, INC.
A FLORIDA CORPORATION
100,000,000 SHARES COMMON STOCK, NO PAR VALUE

This certifies that _________________________________________________ is hereby issued ____________________________________________________ fully paid and non-assessable Shares of Common Stock of Darshan Equity Investment, Inc., transferable on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, Darshan Equity Investment, Inc. has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed as of this ___ day of ________________ 20___ .

________________________________________________________	________________________________________________________
President	Secretary